Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

Description of the transaction

On July 8, 2014, NeoGenomics Laboratories, Inc., (“NeoGenomics Laboratories”) a wholly-owned subsidiary of the registrant NeoGenomics, Inc. (referred to individually as the “Parent Company” or collectively with its subsidiaries as “NeoGenomics” or the “Company”) entered into a membership interest purchase agreement with Path Labs, LLC d/b/a Path Logic, a Delaware limited liability company (“Path Logic”), and Path Labs Holdings, LLC, a Delaware limited liability company (“PL Holdings”), whereby NeoGenomics Laboratories acquired all of the outstanding equity ownership interests in Path Logic from PL Holdings for a purchase price of $5.9 Million. NeoGenomics Laboratories paid the purchase price using cash on hand and borrowings on its revolving credit facility.

Basis of presentation

The Company accounted for the acquisition of the Path Logic as a business combination as prescribed in Accounting Standards Codification 805, “Business Combinations”.

The accompanying unaudited condensed consolidated combined balance sheet as of June 30, 2014 has been presented as if the acquisition of the Path Logic Business had occurred on June 30, 2014.

The accompanying unaudited pro forma condensed consolidated combined statements of operations for the year ending December 31, 2013 and the six month period ending June 30, 2014 are presented as if the acquisition of the Path Logic Business had occurred on January 1, 2013.

These unaudited pro forma condensed consolidated combined statements should be read in connection with (1) the Company’s audited consolidated financial statements for the year ended December 31, 2013 and notes thereto filed with the U.S. Securities and Exchange Commission, (2) the Company’s unaudited condensed consolidated financial statements for the period ended June 30, 2014 and notes thereto filed with the U.S. Securities and Exchange Commission, (3) the audited financial statements for the Path Logic Business for the year ended December 31, 2013 and notes thereto included in Exhibit 99.1 to this Current Report on Form 8-K/A, and (4) the unaudited condensed financial statements for the Path Logic Business for the period ended June 30, 2014 and notes thereto included in Exhibit 99.2 to this Current Report on Form 8-K/A. In management’s opinion, all adjustments necessary to reflect the significant effects of these transactions have been made. These statements are based on assumptions and estimates considered appropriate by our management; however, they are unaudited and are not necessarily, and should not be assumed to be, an indication of our financial position or results of operations that would have been achieved had the acquisitions been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed consolidated combined statements of operations do not include the effects of any non-recurring costs or one-time transaction-related costs. The historical financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated combined financial statements to give effect to pro forma events that are (1) directly attributable to the transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed consolidated combined statements of operations, are expected to have a continuing impact on the combined results.

We prepared the unaudited pro forma condensed consolidated combined financial information pursuant to Regulation S-X Article 11 of the Securities Exchange Act of 1934. Accordingly, our cost to acquire Path Labs of approximately $5.9 million has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition. Any excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill. The preliminary estimates of fair values are reflected in the accompanying unaudited pro forma condensed consolidated combined financial information. The final determination of these fair values will be completed as soon as possible but no later than one year from the acquisition date. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction to our financial results.

NeoGenomics, Inc.

Pro Forma Condensed Consolidated Combined Balance Sheet

June 30, 2014

(unaudited)

	NeoGenomics	Path Labs, LLC(1)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,023,275	$288,217	$(2,932,976)	A	$2,378,516
Accounts receivable	18,799,501	1,684,609	—		20,484,110
Inventories	2,616,545	86,745	—		2,703,290
Deferred income tax asset, net	587,600	—	—		587,600
Other current assets	1,055,218	66,039	—		1,121,257

Total current assets	28,082,139	2,125,610	(2,932,976)		27,274,773

PROPERTY AND EQUIPMENT, net	12,973,826	602,396	201,744	B	13,777,966
INTANGIBLE ASSETS, net	2,465,233	5,313,236	(3,453,236)	C	4,325,233
GOODWILL	—	2,277,705	283,155	D	2,560,860
OTHER ASSETS	116,378	28,042	—		144,420

TOTAL ASSETS	$43,637,576	$10,346,989	$(5,901,313)		$48,083,252

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$6,081,003	$609,513	$—		$6,690,516
Accrued compensation	3,410,672	289,312	—		3,699,984
Accrued expenses and other liabilities	650,510	825,772	(5,816)	E	1,470,466
Short-term portion of equipment leases	3,094,332	50,816	—		3,145,148
Note payable, related party	—	4,415,926	(4,415,926)	F	—
Note payable	—	37,806	—		37,806
Revolving credit line	1,989,099	3,800,000	(824,734)	G	4,964,365
Due to Path Labs Holdings, LLC	—	15,045,685	(15,045,685)	H	—

Total current liabilities	15,225,616	25,074,830	(20,292,161)		20,008,285

LONG TERM LIABILITIES
Notes payable, related party	—	201,561	(201,561)	I	—
Notes payable, net of current portion	—	13,007	—		13,007
Long-term portion of equipment leases	4,691,460	—	—		4,691,460
Deferred income tax liability, net	587,600	—	—		587,600

Total long term liabilities	5,279,060	214,568	(201,561)		5,292,067

Commitments

STOCKHOLDERS’ EQUITY
Common stock	49,867	—	—		49,867
Membership units	—	3,405,992	(3,405,992)	J	—
Additional paid-in capital	43,244,382	—	—		43,244,382
Accumulated deficit	(20,161,349)	(18,348,401)	17,998,401	K	(20,511,349)

Total stockholders’ equity	23,132,900	(14,942,409)	14,592,409		22,782,900

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$43,637,576	$10,346,989	$(5,901,313)		$48,083,252

(1)	Certain reclassifications were made to conform to NeoGenomics’ financial statement presentation

See accompanying notes to Pro Forma Condensed Consolidated Combined financial statements

NeoGenomics, Inc.

Pro Forma Condensed Consolidated Combined Statement of Operations

For the year ended December 31, 2013

(Unaudited)

	NeoGenomics	Path Labs, LLC		Pro Forma Adjustments			Pro Forma Combined
NET REVENUE	$66,467,099		$9,837,461		$—		$76,304,560
COST OF REVENUE	34,729,931		7,700,647		(20,781)	A	42,409,797

GROSS PROFIT	31,737,168		2,136,814		20,781		33,894,763

OPERATING EXPENSES
General and administrative	17,397,128		4,450,639		(853,659)	B	20,994,108
Research and development	2,439,878		—		—		2,439,878
Impairment expense	—		2,600,000		—		2,600,000
Sales and marketing	8,725,686		1,033,339		—		9,759,025

Total operating expenses	28,562,692		8,083,978		(853,659)		35,793,011

INCOME (LOSS) FROM OPERATIONS	3,174,476		(5,947,164)		874,440		(1,898,248)

INTEREST AND OTHER INCOME (EXPENSE) – NET	(989,399)		(645,154)		488,953	C	(1,145,600)

INCOME (LOSS) BEFORE TAXES	2,185,077		(6,592,318)		1,363,393		(3,043,848)

INCOME TAXES	151,492		—		(139,273)	D	12,219

NET INCOME (LOSS)	$2,033,585		$(6,592,318)		$1,502,666		$(3,056,067)

NET INCOME PER SHARE
- Basic	$0.04	$		$			$(0.06)
- Diluted	$0.04	$		$			$(0.06)

WEIGHTED AVG NUMBER OF SHARES OUTSTANDING
- Basic	48,262,896						48,262,896
- Diluted	52,775,162						52,775,162

NeoGenomics, Inc.

Pro Forma Condensed Consolidated Combined Statement of Operations

For the six months ended June 30, 2014

(Unaudited)

	NeoGenomics	Path Labs, LLC		Pro Forma Adjustments			Pro Forma Combined
NET REVENUE	$38,852,580		$4,769,589		$—		$43,622,169
COST OF REVENUE	19,903,158		3,491,986		(869)	A	23,394,275

GROSS PROFIT	18,949,422		1,277,603		869		20,227,894

OPERATING EXPENSES
General and administrative	10,924,482		2,116,652		(343,724)	B	12,697,410
Research and development	1,261,347		—		—		1,261,347
Impairment expense	—		—		—		—
Sales and marketing	5,791,278		310,964		—		6,102,242

Total operating expenses	17,977,107		2,427,616		(343,724)		20,060,999

INCOME (LOSS) FROM OPERATIONS	972,315		(1,150,013)		344,593		166,895

INTEREST AND OTHER INCOME (EXPENSE) – NET	(518,179)		(343,690)		265,589	C	(596,280)

INCOME (LOSS) BEFORE TAXES	454,136		(1,493,703)		610,182		(429,385)

INCOME TAXES	77,936		—		(39,818)	D	38,118

NET INCOME (LOSS)	$376,200		$(1,493,703)		$650,000		$(467,503)

NET INCOME PER SHARE
- Basic	$0.01	$		$			$(0.01)
- Diluted	$0.01	$		$			$(0.01)

WEIGHTED AVG NUMBER OF SHARES OUTSTANDING
- Basic	49,589,798						49,589,798
- Diluted	53,550,610						53,550,610

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

Note 1- Description of Transaction

On July 8, 2014, NeoGenomics Laboratories, Inc., (“NeoGenomics Laboratories”) a wholly-owned subsidiary of the registrant NeoGenomics, Inc. (referred to individually as the “Parent Company” or collectively with its subsidiaries as “NeoGenomics” or the “Company”) entered into a membership interest purchase agreement with Path Labs, LLC d/b/a Path Logic, a Delaware limited liability company (“Path Logic”), and Path Labs Holdings, LLC, a Delaware limited liability company (“PL Holdings”), whereby NeoGenomics Laboratories acquired all of the outstanding equity ownership interests in Path Logic from PL Holdings for a purchase price of $5.9 Million. NeoGenomics Laboratories paid the purchase price using cash on hand and borrowings on its revolving credit facility.

Note 2- Basis of Presentation and Purchase Price Allocation

These pro forma financial statements were prepared using the purchase method of accounting in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 805, Business Combinations, and using the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. Certain reclassifications have been made to the historical financial statements of Path Labs, LLC to conform with NeoGenomics presentation. Under the purchase method of accounting, the total consideration transferred will be allocated to Path Labs, LLC assets acquired and liabilities assumed based on the estimated fair value of Path Labs, LLC tangible and intangible assets and liabilities as of the beginning of business on July 8, 2014. The excess of the total consideration over the net tangible and intangible assets will be recorded as goodwill. NeoGenomics has made a preliminary allocation of the estimated total consideration based on the unaudited statement of financial position of Path Labs, LLC as of July 8, 2014 and using estimates as described in the introduction to these unaudited pro forma condensed consolidated combined financial statements as follows:

Estimated Preliminary Acquisition Consideration Allocation

Current assets, including cash and cash equivalents of $78,577	$1,881,231
Property, plant and equipment.	804,140
Identifiable intangible assets – customer relationships	1,860,000
Goodwill	2,560,860

Total assets acquired	7,106,231
Current liabilities	(1,184,982)
Long-term liabilities	(13,007)

Net assets acquired	$5,908,242

Consideration for the transaction used approximately $2,932,976 of cash on hand and approximately $2,975,266 of availability on our revolving credit facility with Capital Source Bank.

The Company incurred approximately $350,000 in transaction related expenses after the six months ended June 30, 2014. The transaction related expenses have been included in the pro forma adjustments on the June 30, 2014 Pro Forma Condensed Consolidated Combined Balance Sheet.

The amounts above are considered preliminary and are subject to change once NeoGenomics receives certain information it believes is necessary to finalize its determination of the fair value of assets acquired and liabilities assumed under the acquisition method. Thus these amounts are subject to refinement, and additional adjustments to record fair value of all assets acquired and liabilities assumed may be required.

Note 3- Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet Adjustments

The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented herein.

Adjustments included in the column under the heading “Pro Forma Adjustments” primarily relate to the following:

A	To reflect the cash consideration paid in the transaction	$(2,932,976)

B	To reverse the book value of property and equipment	$(602,396)
	To record the fair value of property and equipment	804,140
	Total adjustment to property and equipment	$201,744

C	To reverse the existing net book value of Path Logic intangible assets	$(5,313,236)
	To record the fair value of intangible assets acquired	1,860,000
	Total adjustment to intangible assets	$(3,453,236)

D	To reverse the existing Path Logic Goodwill	$(2,277,705)
	To record the fair value of goodwill	2,560,860
	Total adjustment to Goodwill	$283,155

E	To reverse amounts due to related parties	$(102,691)
	To reverse amounts due related to previous acquisitions	(253,125)
	To record estimated acquisition costs related to the transaction	350,000
	Total adjustment to accrued expenses and other liabilities	$(5,816)

F	To reverse notes payable, related party short-term portion	$(4,415,926)

G	To reverse the existing Path Logic line of credit paid off at closing	$(3,800,000)
	To record the amounts borrowed on the NeoGenomics revolving line of credit	2,975,266
	Total adjustment to line of credits	$(824,734)

H	To reverse amounts due to Path Labs Holdings, LLC	$(15,045,685)

I	To reverse notes payable, related party long-term portion	$(201,561)

J	To reverse Path Logic, LLC membership units	$(3,405,992)

K	To reverse Path Logic, LLC accumulated deficit	$18,348,401
	To record estimated acquisition costs related to the transaction	(350,000)
	Total adjustment to Accumulated deficit	$17,998,401

Note 4- Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations Adjustments for the Year Ended December 31, 2013

The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented herein.

Adjustments included in the column under the heading “Pro Forma Adjustments” primarily relate to the following:

A	To reverse depreciation expense of Path Logic in Cost of Revenue	$(195,428)
	To record depreciation expense for revaluation of property and equipment	174,647

	Total adjustment to depreciation expense in Cost of Revenue	$(20,781)

B	To reverse amortization of Path Labs included in General and Administrative	$(380,571)
	To record amortization expense for newly identified intangible assets	143,077
	To reverse depreciation expense of Path Logic in General and Administrative	(221,208)
	To record depreciation expense for revaluation of property and equipment	58,167
	To reverse management agreement fees and former CEO salaries for Path Logic	(453,124)

	Total adjustment to General and Administrative	$(853,659)

The identifiable intangible assets consist of customer relationships and are valued at $1,860,000. The customer relationships are being amortized over thirteen years. Amortization for the first five years follows: $143,077, $143,077, $143,077, $143,077, and $143,077

C	To reverse previously recorded interest expense of Path Logic	$(645,154)
	To record interest expense on the consideration borrowed from the Company’s revolving line of credit, at a rate of 5.25% (which is the higher of Libor or 1% + 4.25%. If rates increased by 0.125% the interest expense would change by approximately $4,000)	156,201

	Total adjustment to interest expense	$(488,953)

D	To record the effect of pro forma adjustments on Income Taxes	$(139,273)

Adjustments to Income Taxes reflect the reversal of taxes paid to the state of California, and for reduced AMT taxes paid on our Federal tax return. Due to net operating loss carry forwards we do not pay Federal income taxes

Note 5- Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations Adjustments for the Six Months Ended June 30, 2014

The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented herein.

Adjustments included in the column under the heading “Pro Forma Adjustments” primarily relate to the following:

A	To reverse depreciation expense of Path Logic in Cost of Revenue	$(88,192)
	To record depreciation expense for revaluation of property and equipment	87,323

	Total adjustment to depreciation expense in Cost of Revenue	$(869)

B	To reverse amortization of Path Labs included in General and Administrative	$(190,285)
	To record amortization expense for newly identified intangible assets	71,538
	To reverse depreciation expense of Path Logic in General and Administrative	(80,460)

	To record depreciation expense for revaluation of property and equipment	29,083
	To reverse management agreement fees and former CEO salaries for Path Logic	(173,600)

	Total adjustment to General and Administrative	$(343,724)

The identifiable intangible assets consist of customer relationships and are valued at $1,860,000. The customer relationships are being amortized over thirteen years. Amortization for the first five years follows: $143,077, $143,077, $143,077, $143,077, and $143,077

C	To reverse previously recorded interest expense of Path Logic	$(343,690)
	To record interest expense on the consideration borrowed from the Company’s revolving line of credit, at a rate of 5.25% (which is the higher of Libor or 1% + 4.25%. If rates increased by 0.125% the interest expense would change by approximately $2,000)	78,101

	Total adjustment to interest expense	$(265,589)

D	To record the effect of pro forma adjustments on Income Taxes	$(39,818)

Adjustments to Income Taxes reflect the reversal of taxes paid to the state of California, and for reduced AMT taxes paid on our Federal tax return. Due to net operating loss carry forwards we do not pay Federal income taxes